UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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TAPESTRY PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

TAPESTRY PHARMACEUTICALS, INC.
4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Tapestry Pharmaceuticals, Inc., a Delaware corporation (the “Company”).  The meeting will be held on Thursday, June 7, 2007, at 9:00 a.m. local (Mountain) time at the Courtyard Boulder, 4710 Pearl East Circle, Boulder CO 80301 for the following purposes:

1.                                      To elect one director to hold office until the 2010 Annual Meeting of Stockholders.

2.                                      To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending January 2, 2008.

3.                                      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 1, 2007.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ KAI P. LARSON

Kai P. Larson
Secretary

Boulder, Colorado
May 19, 2007

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TAPESTRY PHARMACEUTICALS, INC.
4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 7, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Tapestry Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Tapestry”) is soliciting your proxy to vote at the annual meeting of stockholders.  You are invited to attend the meeting and we request that you vote for all of the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about MAY 19, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on May 1, 2007 will be entitled to vote at the annual meeting.  On this record date, there were 16,374,636 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on MAY 1, 2007 your shares were registered directly in your name with Tapestry’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 1, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•                  Election of one director to hold office until the 2010 annual meeting of stockholders; and

•                  Ratification of Grant Thornton LLP as independent auditors of the Company for its fiscal year ending January 2, 2008.

How do I vote?

You may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Tapestry.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 1, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for director and “For” Proposal 2 to ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending January 2, 2008.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•                  You may submit another properly completed proxy card with a later date.

•                  You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301.

•                  You may attend the annual meeting and vote in person.  Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 8, 2008, to Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301.  If you wish to submit a proposal that is not to be included in next year’s proxy materials or to nominate a director, you must do so no earlier than March 24, 2008 and no later than April 18, 2008, and you should review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•                  For the election of directors in Proposal No. 1, the nominee will be elected if he receives any “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors).  Only votes “For” or “Withheld” will affect the outcome.

•                  To be approved, Proposal No. 2, to ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending January 2, 2008, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy.  On the record date, there were 16,374,636 shares outstanding and entitled to vote.  Thus, the holders of 8,187,318 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including a vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.  It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. None of the directors and nominees for election as a director at the 2006 Annual Meeting of Stockholders attended the 2006 Annual Meeting of Stockholders.

Our Board of Directors currently has eight members, two of whom are class II directors, with terms expiring at our 2007 annual meeting of stockholders, three of whom are class III directors, with terms expiring at our 2008 annual meeting of stockholders, and three of whom are class I directors, with terms expiring at our 2009 annual meeting of stockholders.  Dr. Pilia, who currently serves as a class II director, will not be standing for re-election at our 2007 annual meeting.  As of the date of this proxy statement, our Nominating and Corporate Governance Committee has not yet identified a candidate to fill the vacancy being created by Dr. Pilia’s planned departure and, accordingly, only one director is being nominated for election at the Annual Meeting.  Proxies cannot be voted for more than the one person.  The nominee listed below is currently a director of the Company who was previously elected by the stockholders.  If elected at the annual meeting, this nominee would serve until the 2010 annual meeting and his successor is elected and has qualified, or until the director’s death, resignation or removal.  Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  The nominee receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below.  If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the persons named in the accompanying proxy.  The person nominated for election has agreed to serve if elected.  Our management has no reason to believe that the nominee will be unable to serve.

 Pursuant to a Purchase Agreement dated February 2, 2006 between the Company and the purchasers named therein (the “Purchase Agreement”), Special Situations Fund III, L.P. (“SSF”) has the right to designate up to two members for election to our Board of Directors, so long as SSF and/or one or more of its affiliates continues to beneficially own at least 1.25 million shares of our common stock.  Upon such designation, the Company is obligated to use its commercially reasonable efforts to cause the designated directors to be elected to our Board of Directors.  So long as SSF has the right to appoint designees to our Board of Directors, the Company has agreed, pursuant to the Purchase Agreement, to not increase the number of directors constituting the our Board of Directors without the prior written approval of SSF.  SSF has not yet exercised its right to designate up to two members for election to our Board of Directors.

The following is a brief biography of the nominee and each director whose term will continue after the annual meeting.  There are no family relationships between any of our directors or executive officers.

Nominee for Election for a Three-year Term Expiring at the 2010 Annual Meeting

The Honorable Richard N. Perle, age 64, has served as a member of our Board of Directors since July 2000.  He has served as a fellow at the American Enterprise Institute since 1987.  Mr. Perle is also a director of Autonomy, plc.  From 1981 to 1987, Mr. Perle served as the United States Assistant Secretary of Defense for International Security Policy.  He received a B.A. from the University of Southern California and an M.A. from Princeton University.  Mr. Perle also attended the London School of Economics and completed various fellowships at Princeton University, the Ford Foundation and the American Council of Learned Societies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEE.

Directors Continuing in Office Until the 2008 Annual Meeting

Stephen K. Carter, M.D., age 68, has served as a member of our Board of Directors since March 2004.  He has been a consultant in the pharmaceutical industry since 1997.  Dr. Carter is a member of the board of directors of Alfacell Corporation, Callisto Pharmaceuticals, Inc., Celator Technologies, Inc., Cytogen Corporation, Emisphere Technologies, Inc. and Vion Pharmaceuticals, Inc.  In addition, Dr. Carter has served as consultant to and Senior Vice President of Clinical and Regulatory Affairs at SUGEN Inc.  He has also served as Senior Vice President, Research and Development at Boehringer Ingelheim Pharmaceuticals, Inc. and Senior Vice President, Worldwide Clinical Research and Development at Bristol-Myers Squibb Co.  Dr. Carter is a former Deputy Director at the National Cancer Institute’s Division of Cancer Treatment and is a member of the American Society of Clinical Oncology.  Dr. Carter received an A.B. from Columbia College and an M.D. from New York Medical College.

George M. Gould, Esq., age 69, has served as a member of our Board of Directors since January 2003.  He has served as Of Counsel to the law firm of Gibbons P.C. since 1996.  Mr. Gould is a member of the board of directors of Angiogenex, Inc. and Supratek Pharma Inc.  Mr. Gould has also served as a Senior Vice President of PharmaGenics, Inc. and Vice President, Licensing & Corporate Development and Chief Patent Counsel for Hoffmann-La Roche Inc.  Mr. Gould received a B.A. in organic chemistry from The Johns Hopkins University, a J.D. from Columbia University School of Law and an L.L.M. from New York University School of Law.  He also attended the New York University Graduate School of Chemistry.

Elliot M. Maza, age 51, has served as a member of our Board of Directors since December 2004.  Since May 2006, Mr. Maza has served as President and Chief Financial Officer of Intellect Neurosciences, Inc., a biopharmaceutical company specializing in the research and development of drugs to treat Alzheimer’s disease and other major disorders of the central nervous system.  From December 2003 to May 2006, Mr. Maza was Chief Financial Officer of Emisphere Technologies, Inc., a public biopharmaceutical company specializing in oral drug delivery.  From March 1999 to December 2003, he was a partner at Ernst & Young LLP.  Prior to that, Mr. Maza held various positions at Goldman Sachs & Co., J.P. Morgan Securities, Inc. and the law firm of Sullivan & Cromwell LLP.  He is a certified public accountant.  Mr. Maza received a B.A. in accounting from Touro College and a J.D. from the University of Pennsylvania Law School.

Directors Continuing in Office Until the 2009 Annual Meeting

Leonard P. Shaykin, age 63, has served as the Chairman of our Board of Directors since 1993 and as our Chief Executive Officer since 1999.  In 1995, Mr. Shaykin founded Shaykin & Co., LLC, a private investment and management company.  Prior to founding Shaykin & Co., Mr. Shaykin was a managing partner of Adler & Shaykin, an investment partnership organized to sponsor management leveraged buyouts.  Prior to that, Mr. Shaykin was Vice President, Director and a member of the investment committee of Citicorp Venture Capital, Ltd. and Citicorp Capital Investors, Inc., the venture capital and equity investment subsidiaries of Citicorp and Citibank.  Mr. Shaykin is a trustee of The Jackson Laboratory, a not-for-profit genetic research institute; a member of the board of directors of Trireme Systems, Ltd., a private company that provides integrated tracking and surveillance technology solutions for the commercial and security needs of businesses and government agencies; a member of the board of the American Friends of the University of Sussex, Brighton, UK; and a member of the advisory board of the American Center for Democracy.  Mr. Shaykin received a B.A. and an M.A. from the University of Chicago and an M.B.A. from the University of Chicago Graduate School of Business.

Arthur H. Hayes, Jr., M.D., age 72, has served as a member of our Board of Directors since 1996.  He was President and Chief Operating Officer of MediScience Associates, Inc., a pharmaceutical consulting company, from 1991 until December 2005.  In addition, Dr. Hayes has served as a Professor of Medicine at New York Medical College and Pennsylvania State University College of Medicine; Commissioner of the United States Food and Drug Administration; President and Chief Executive Officer and a member of the board of directors of EM Pharmaceuticals, Inc.; Provost and Dean at New York Medical College; Director of the Institute of Human Values in Medical Ethics, International Health; and Director and Chairman of the Department of Biomedical Sciences.  Dr. Hayes has also held several other posts with Pennsylvania State University, including Dean of Admissions and Director of the Division of Clinical Pharmacology.  Dr. Hayes currently serves on the board of directors of Myriad Genetics, Inc. and Celgene Corporation.  Dr. Hayes received a B.A. from Santa Clara University and an M.S. from

Oxford University, where he was a Rhodes Scholar.  Dr. Hayes received an M.D. from Cornell University Medical College and attended Cornell’s Graduate School of Medical Sciences, Department of Pharmacology.

Robert E. Pollack, Ph.D., age 66, has served as a member of our Board of Directors since July 2000.  He is currently a Professor of Biological Sciences, Adjunct Professor of Environmental, Ecological and Evolutionary Biology and Lecturer in Psychiatry at the Center for Psychoanalytic Training and Research at Columbia University.  In addition, Dr. Pollack is a Director of the Center for the Study of Science and Religion at Columbia University and an Adjunct Professor of Science and Religion at Union Theological Seminary.  He has served as Professor of Biological Sciences at Columbia University and Dean of Columbia College.  He received the Alexander Hamilton Medal from Columbia University and has held a Guggenheim Fellowship.  Dr. Pollack currently serves on the advisory board of the John Templeton Foundation and as a Senior Consultant for the Director, Program of Dialogue on Science, Ethics and Religion, American Association for the Advancement of Science.  Dr. Pollack received a B.A. in physics from Columbia University and a Ph.D. in biology from Brandeis University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board of Directors has determined that each of Dr. Carter, Mr. Gould, Dr. Hayes, Mr. Maza, Mr. Perle and Dr. Pollack is independent under the applicable rules of the NASDAQ Stock Market, including in the case of each member of the audit committee, the independence requirements contemplated by Rule 10a-3 under the Securities Exchange Act of 1934, as amended, and that each of these directors is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to our company.

Meetings of the Board of Directors

Our Board of Directors met 9 times during the last fiscal year.  Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

Our Board of Directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a research and development committee.  The following table sets forth the current membership of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Stephen K. Carter, M.D.		X		X (2)
George M. Gould, Esq.	X	X	X (1)
Arthur P. Hayes, Jr., M.D.			X	X
Elliot M. Maza	X(1)	X
Richard N. Perle	X
Patricia A. Pilia, Ph.D.				X
Robert E. Pollack, Ph.D.		X(1)		X(2)
Leonard P. Shaykin

(1)          Committee chair

(2)          Committee co-chair

We provide additional information regarding each committee of Our Board of Directors below.

Audit Committee

The audit committee assists our Board of Directors in monitoring our corporate accounting and financial reporting processes and audits of our financial statements.  In particular, it is responsible for overseeing the qualifications, performance and independence of our independent auditors and our compliance with legal and regulatory requirements.  The audit committee also reviews and discusses our annual audited financial statements with management and the independent auditors.  In addition, it makes recommendations to our Board of Directors regarding whether the audited financial statements should be included in our annual report on Form 10-K.  Furthermore, it reviews and discusses our quarterly financial statements and the independent auditor’s review of such statements with management and the independent auditors prior to the filing of our quarterly reports on Form 10-Q.  The Audit Committee Charter, which contains details on the Compensation Committee’s responsibilities and functions, can be found on our corporate website at www.tapestrypharma.com.  The information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

With respect to oversight of our independent auditors, the audit committee evaluates their qualifications and performance, determines and approves their engagement, assesses whether to retain or terminate them, reviews and approves their performance of any proposed permissible non-audit services and monitors the rotation of partners of the independent auditors on our audit engagement team as required by law.

With respect to our compliance with legal and regulatory requirements, the audit committee confers with management and the independent auditors regarding the effectiveness of our internal controls over financial reporting.  It also establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints and confidential and anonymous submissions by employees regarding questionable accounting or auditing matters.  The audit committee is also responsible for reviewing and approving all “related person transactions,” as required by law.

Three directors comprise the audit committee: Mr. Gould, Mr. Maza and Mr. Perle.  Mr. Maza currently serves as chair of the audit committee.  The Audit Committee met 4 times during the fiscal year.  The Audit Committee Charter, which contains details on the Audit Committee’s responsibilities and functions, can be found on our corporate website at www.tapestrypharma.com.  The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year end December 27, 2006 with management of the Company.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.  AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence.  Based on the foregoing, the Audit Committee has recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-K for the fiscal year ended December 27, 2006.

Elliot M. Maza, Chair
George M. Gould, Esq.
Richard N. Perle

(1)          The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee assists our Board of Directors in matters related to compensation of our executive officers and directors.  In particular, the compensation committee reviews and approves compensation of our individual executive officers and directors and corporate performance goals and objectives relevant to the compensation of our executive officers.  It also reviews and makes recommendations to our Board of Directors concerning executive and director compensation policies and practices.

More generally, the compensation committee administers our various stock option and incentive plans.  It also assists our Board of Directors in evaluation of potential candidates for executive positions and makes recommendations concerning any employment contract or severance arrangements.  Furthermore, the compensation committee works with management and our Board of Directors in matters concerning organization development and succession planning of officers.  The Compensation Committee Charter, which contains details on the Compensation Committee’s responsibilities and functions, can be found on our corporate website at www.tapestrypharma.com.  The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

Four directors comprise the compensation committee: Mr. Gould, Mr. Maza, Dr. Pollack and Dr. Carter.  Dr. Pollack currently serves as chair of the compensation committee.  The Compensation Committee met 3 times during the fiscal year.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee typically meets at least 3 times annually.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings.

The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee.  Historically, the Committee has directly engaged an outside compensation consulting firm to assist the Committee in its review of the compensation for the executive officers, and the Committee’s actions have been in line with the advice received from such consultants.   Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate, although no such delegation currently exists.

Further details regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation are provided in the Compensation Discussion and Analysis section of this proxy statement, including the section therein entitled “The Compensation Review Process.”  In addition, the specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

During the year ended December 27, 2006, our compensation committee consisted of Dr. Pollack (chair), Dr. Carter, Mr. Maza and Mr. Gould.  None of our executive officers serve as a member of the board of directors or of the compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or its compensation committee.

Compensation Committee Report(2)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the CD&A be included in this proxy statement.

Robert E. Pollack, Ph.D., Chair
Stephen K. Carter, M.D.
George M. Gould, Esq.
Elliot M. Maza

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for matters related to identifying new members of our Board of Directors and overseeing corporate governance.  In particular, it identifies and reviews the qualifications of persons identified as prospective nominees for director.  It also recommends nominees to our Board of Directors to be submitted to stockholders for election at our annual meeting or to fill vacancies and newly created directorships.  This committee also makes recommendations regarding the appropriate size, function, needs and composition of our Board of Directors and its committees.  Furthermore, it reviews our Board of Directors’ committee structure and recommends to our Board of Directors individuals to serve as members of each committee.  Finally, the nominating and corporate governance committee reviews, recommends and periodically re-examines our corporate governance practices and policies.  The Nominating and Corporate Governance Committee Charter, which contains details on the Committee’s responsibilities and functions, can be found on our corporate website at www.tapestrypharma.com.  The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

Two directors comprise our nominating and corporate governance committee: Mr. Gould and Dr. Hayes.  The Nominating and Corporate Governance Committee met zero times during the last fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics.  The Committee also considers such factors as relevant expertise and experience, ability to devote sufficient time to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of the Company’s stockholders.  Candidates for director will be reviewed in the context of the current composition of our Board of Directors, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Committee intends to consider experience, skills, and such other factors as it deems appropriate given the current needs of our Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, the Committee determines whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

The Nominating and Corporate Governance Committee does not have a formal process for identifying and evaluating nominees for director.  Instead, it uses its network of contacts to identify potential candidates.  The Committee may also engage, if it deems appropriate, a professional search firm.  To date, the Nominating and

(2)             The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.  The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors.  The Committee will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to our Board of Directors by majority vote.

At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders.  The Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for membership of our Board of Directors, based on the comprehensive criteria for  membership of our Board of Directors discussed above.  To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders holding more than 5% of our voting stock.

Research and Development Committee

The research and development committee assists our Board of Directors in reviewing our research and development activities.  It also makes recommendations to our Board of Directors on such matters, including allocation of our resources among particular research and development programs or activities.  The research and development committee also assists our Board of Directors in evaluating and reviewing new development and product opportunities and potential licenses or acquisitions of third-party products or technology.  Four directors comprise the research and development committee: Dr. Carter, Dr. Hayes, Dr. Pilia and Dr. Pollack.  Dr. Carter and Dr. Pollack currently serve as co-chairs of the research and development committee.

Stockholder Communications With The Board Of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with our Board of Directors or any of its directors.  Stockholders who wish to communicate with our Board of Directors may do so by sending an email to governance@tapestrypharma.com, or writing to the Board of Directors, c/o Tapestry Pharmaceuticals, Inc., 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301.  All communications will be reviewed by one or more employees of the Company designated by our Board of Directors, who will determine whether they should be presented to our Board of Directors.  The purpose of this screening is to allow our Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).  All communications directed to the Audit Committee in accordance with the Company’s Complaint Process that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Code Of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees.  The Code of Ethics and Business Conduct is available on our website at www.tapestrypharma.com.  We intend to disclose any substantive amendments to our Code of Ethics and Business Conduct, and any waiver from a provision of the Code granted to our Principal Executive Officer, Principal Financial Officer or Principal Accounting Officer, on our Internet website within five business days following such amendment or waiver and in any required filings with the SEC.  The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the SEC.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP, a registered public accounting firm, as the Company’s independent auditors for the fiscal year ending January 2, 2008, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.  Grant Thornton was engaged as the Company’s auditor in August 2004.  Representatives of Grant Thornton are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as the Company’s independent auditors.  However, the Audit Committee of the Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Grant Thornton.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 28, 2005 and December 27, 2006, by Grant Thornton LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2006	2005
Audit Fees (1)	$126,000	$160,000
Audit-related Fees (2)	$2,200	6,000
Tax Fees (3)	0	0
All Other Fees	0	0
Total Fees	$128,200	$166,000

(1)          Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q.  Audit Fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)          Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in “Audit Fees.” In 2005 and 2006, this category included fees relating to registration statement filings.  In 2005, it also included fees related to our Canadian subsidiary.

(3)          Tax Fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance and tax planning.

The Audit Committee has determined that the rendering of the services described above by Grant Thornton LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policies and Procedures.

In accordance with our Audit Committee Charter, all audit services and permitted non-audit related services to be performed by Grant Thornton for us must be pre-approved by our Audit Committee, subject to a de minimis exception permitted by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  During 2005 and 2006, all services billed by Grant Thornton were pre-approved by the Audit Committee in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2007 by:

•                  each person who is known by us to beneficially own more than 5% of our common stock;

•                  each of our directors;

•                  each of the named executive officers; and

•                  all of our directors and executive officers as a group.

Percentage ownership is based on 16,374,395 shares outstanding as of March 28, 2007.  Beneficial ownership is calculated based on SEC requirements and includes voting or investment power with respect to our common stock.  All shares of our common stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after March 28, 2007 are deemed to be outstanding and beneficially owned by the person holding the option or warrant for the purpose of calculating the percentage ownership of that person, but are not deemed to be outstanding for calculating the percentage ownership of any other person.  Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.  Unless otherwise indicated below, the address of each individual listed in the table is c/o Tapestry Pharmaceuticals, Inc., 4840 Pearl East Circle, Suite 300W, Boulder, CO 80301.  This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 3 and 4 filed with the SEC.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Special Situations Fund III, L.P. 527 Madison Avenue Suite 2600 New York, NY 10022	4,956,953	(1)	30.3%
Tang Capital Partners, LP 4401 Eastgate Mall San Diego, CA 92121	2,143,727	(2)	13.1%
Baker Brothers Life Science Capital LLC 667 Madison Avenue 17th Floor New York, NY 10021	2,000,000	(3)	12.2%
Capital Ventures International One Capitol Place, P.O. Box 1787 GT Grand Cayman, Cayman Islands, B.W.I.	1,709,630	(4)	9.999%
Biotechnology Value Fund, L.P. 900 North Michigan Avenue, Suite 1100 Chicago, Illinois, 60611	1,672,485	(5)	9.999%
Fort Mason Master, L.P. Four Embarcadero Center, Suite 2050 San Francisco, CA 94111	1,651,690	(6)	9.999%
Xmark JV Investment Partners, LLC 301 Tresser Boulevard, Suite 1320 Stamford, CT 06901	1,000,000	(7)	5.8%

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Directors and Executive Officers
Leonard P. Shaykin	213,952	(8)	1.3%
Stephen K. Carter, M.D.	4,350	(9)	*
George M. Gould	6,000	(10)	*
Arthur H. Hayes, Jr.	12,750	(11)	*
Elliot M. Maza	4,000	(12)	*
The Honorable Richard N. Perle	14,300	(13)	*
Patricia A. Pilia	141,237	(14)	*
Robert E. Pollack	12,560	(15)	*
Donald H. Picker	—	(16)	*
Martin M. Batt	36,432	(17)	*
Kai P. Larson	61,081	(18)	*
Gordon H. Link, Jr.	95,651	(19)	*
All Directors and Executive Officers as a Group (12 persons)	602,313	(20)	3.6%

* Less than 1%

(1)                Consists of 1,250,367 shares of our common stock and warrants to purchase 1,200,000 shares of our common stock held by Special Situations Fund III, Q.P. L.P.; 423,824 shares of our common stock and warrants to purchase 350,000 shares of our common stock held by Special Situations Life Science Fund L.P.; 372,963 shares of our common stock and warrants to purchase 350,000 shares of our common stock held by Special Situations Cayman Fund L.P.; and 509,799 shares of our common stock and warrants to purchase 500,000 shares of our common stock held by Special Situations Private Equity Fund L.P. MGP Advisers Limited Partnership, or MGP, is the general partner of and investment adviser to Special Situations Fund III, Q.P., L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund L.P. MG Advisers, L.L.C., or MG, is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. LS Advisers, L.L.C., or LS, is the general partner of and investment adviser to Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, LS and MG.  Accordingly, they are principally responsible for the selection, acquisition and disposition of the portfolios securities by the investment advisers on behalf of their funds.  Messrs. Marxe and Greenhouse disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein, if any.

(2)                Consists of 1,783,350 shares of our common stock and warrants to purchase 1,705,000 shares of common stock held by Tang Capital Partners, L.P.; 51,858 shares of our common stock and warrants to purchase 35,000 shares of common stock held by Kevin C. Tang as Custodian for Julian Kong Tang; 60,688 shares of our common stock and warrants to purchase 50,000 shares of common stock held by Kevin C. Tang as Custodian for Justin Lee Tang; 15,000 shares of our common stock and warrants to purchase 15,000 shares of common stock held by Kevin C. Tang as Custodian for Noa Young Tang; 150,000 shares of our common stock and warrants to purchase 150,000 shares of common stock held by Kevin Tang and Haeyoung Tang as Trustees for The Tang Family Trust Dated 8-27-02, or the Tang Family Trust; 27,190 shares of common stock held by Tang Advisors LLC Profit Sharing Plan; 15,759 shares of our common stock and warrants to purchase 10,000 shares of common stock held by IRA FBO Chang L. Kong; 15,155 shares of our common stock and warrants to purchase 10,000 shares of common stock held by IRA FBO Chung W. Kong; and 25,000 shares of our common stock and warrants to purchase 25,000 shares of common stock held by IRA FBO Kevin Tang DB Securities Inc.  The warrants may not be exercised to the extent that the holder and its affiliates would beneficially own more than 9.999% of our outstanding common stock.  This restriction can be waived by the holder upon 61 days written notice.  As a result of this restriction, the warrants currently are not exercisable for any shares of common stock.  This number of shares will change depending upon changes in the outstanding shares or waiver of the restriction.  Kevin C. Tang is the sole manager of Tang Capital Management, LLC, which is the general partner of Tang Capital Partners, L.P.  Accordingly, Mr. Tang and Tang Capital Management share voting and investment power over the securities beneficially owned by Tang Capital Partners, L.P.  Mr. Tang disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.  Mr. Tang and Haeyoung K. Tang share voting and investment power over the securities beneficially owned by The Tang Family Trust.  Mr. Tang exercises sole voting and investment power over the securities held by Mr. Tang as custodian for his minor children.  Mr. Tang disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein, if any.

(3)                Consists of 1,844,485 shares of our common stock and warrants to purchase 1,844,485 shares of our common stock held by Baker Brothers Life Sciences, L.P.; 113,874 shares of our common stock and warrants to purchase 113,874 shares of our common stock held by 14159, L.P.; and 41,641 shares of our common stock and warrants to purchase 41,641 shares of our common stock held by Baker Bros. Investments, II, L.P.  The warrants may not be exercised to the extent that the holder and its affiliates would beneficially own more than 9.999% of our outstanding common stock.  This restriction can be waived by the holder upon 61 days written notice.  As a result of this restriction, the warrants currently are not exercisable for any shares of common stock.  This number of shares will change depending upon changes in the outstanding shares or waiver of the restriction.  Baker Brothers Life Sciences Capital (GP), LLC is the general partner of Baker Brothers Life Sciences Capital, L.P., which in turn is the general partner of Baker Brothers Life Sciences, L.P. 14159 Capital (GP), LLC is the sole general partner of 14159 Capital, L.P., which in turn is the sole general partner of 14159, L.P. Baker Bros. Capital (GP), LLC is the sole general partner of Baker Bros. Capital, L.P., which in turn is the sole general partner of Baker Bros. Investments II, L.P. Felix J. Baker and Julian C. Baker are the controlling members of Baker Brothers Life Sciences Capital (GP), LLC, 14159 Capital (GP), LLC and Baker Bros. Capital (GP), LLC.  They exercise shared voting and investment power of the securities beneficially owned by these entities.  Messrs. Baker and Baker disclaim beneficial ownership of such securities, except to the extent of their pecuniary interest therein, if any.

(4)                Consists of 986,019 shares of our common stock held by Capital Ventures International, or CVI.  CVI also holds a warrant to purchase 1,000,000 shares of our common stock.  The warrant may not be exercised to the extent that the holder and its affiliates would beneficially own more than 9.999% of our outstanding common stock.  This restriction can be waived by the holder upon 61 days written notice.  As a result of this restriction, the warrant currently is exercisable for up to an aggregate of 723,611 shares of common stock.  This number of shares will change depending upon changes in the outstanding shares or waiver of the restriction.  Heights Capital Management, Inc., the investment advisor of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.

(5)                Consists of 285,635 shares of our common stock and warrants to purchase 336,000 shares of our common stock held by Biotechnology Value Fund, L.P.; 199,055 shares of our common stock and warrants to purchase 229,800 shares of our common stock held by Biotechnology Value Fund II, L.P.; 751,671 shares of our common stock and warrants to purchase 833,100 shares of our common stock held by BVF Investments, L.L.C.; and 84,239 shares and warrants to purchase 101,100 shares of our common stock held by Investments 10, L.L.C.  The warrants may not be exercised to the extent that the holder and its affiliates would beneficially own more than 9.999% of our outstanding common stock.  This restriction can be waived by the holder upon 61 days written notice.  As a result of this restriction, the warrants currently are exercisable for up to an aggregate of 351,858 shares of common stock.  This number of shares will change depending upon changes in the outstanding shares or waiver of the restriction.  Pursuant to the operating agreement of BVF Investments, L.L.C., BVF Partners, L.P. is authorized, among other things, to invest the funds of Ziff Asset Management, L.P., the majority member of BVF Investments, L.L.C., in shares of our common stock and to vote and exercise dispositive power over those shares of the common stock.  BVF Partners, L.P. and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., and those owned by Investment 10, L.L.C., on whose behalf BVF Partners, L.P. acts as an investment manager.  Accordingly, BVF Partners, L.P. and BVF Inc. have beneficial ownership of all of the shares of the common stock owned by such parties.

(6)                Consists of 1,507,356 shares of our common stock beneficially owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P.  These entities also hold warrants to purchase 1,408,650 and 91,350 shares of our common stock, respectively, for an aggregate of 1,500,000 shares.  Such warrants, however, may not be exercised to the extent that the holder and its affiliates would beneficially own more than 9.999% of our outstanding common stock.  This restriction can be waived by the holder upon 61 days written notice.  As a result of this restriction, the warrants currently are exercisable for 144,154 shares of common stock.  This number of shares will change depending upon changes in the outstanding shares or waiver of the restriction.  Fort Mason Capital, LLC serves as the general partner of Fort Mason Master, L.P. and Fort Mason Partners, L.P. and, in such capacity, exercises sole voting and investment authority with respect to the shares of record owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(7)                Consists of warrants to purchase 500,000 shares of our common stock held by Xmark JV Investment Partners, LLC, warrants to purchase 225,000 shares of our common stock held by Xmark Opportunity Fund, L.P. and warrants to purchase 275,000 shares of our common stock held by Xmark Opportunity Fund, Ltd. Xmark Opportunity Partners, LLC possesses sole power to vote and direct the disposition of all of these securities.  Xmark Capital Partners, LLC is the Managing Member of Xmark Opportunity Partners, LLC.  Mitchell D. Kaye and David C. Cavalier are the Chief Executive Officer and Chief Operating Officer, respectively, of Xmark Capital Partners, LLC.  As such, they share voting and investment authority with respect to these warrants held by Xmark JV Investment Partners, LLC, Xmark Opportunity Fund, L.P. and Xmark Opportunity Fund, Ltd.  Messrs. Kaye and Cavalier disclaim beneficial ownership of the warrants except to the extent of their pecuniary interest therein, if any.

(8)                Consists of 62,462 shares of our common stock held by Mr. Shaykin, 122,500 shares issuable upon exercise of options granted to Mr. Shaykin under the 1994 plan, and 21,490 shares beneficially owned through our Employee Stock Ownership Plan, or the ESOP plan, as of December 31, 2006.  It also includes 7,500 shares of common stock held in private foundation for which Mr. Shaykin exercises voting control.  Mr. Shaykin disclaims beneficial ownership of such shares.

(9)                Consists of 3,050 shares of our common stock issuable upon exercise of options granted to Dr. Carter under the 1994 plan and 1,300 shares issuable upon exercise of options granted under the 2004 directors’ plan.

(10)          Consists of 3,000 shares of our common stock issuable upon exercise of options granted to Mr. Gould under the 1994 plan and 3,000 shares issuable upon exercise of options granted under the 2004 directors’ plan.

(11)          Consists of 11,000 shares of our common stock issuable upon exercise of options granted to Dr. Hayes under the 1994 plan and 1,750 shares issuable upon exercise of options granted under the 2004 directors’ plan.

(12)          Consists of 4,000 shares of our common stock issuable upon exercise of options granted to Mr. Maza under the 2004 directors’ plan.

(13)          Consists of 1,300 shares of our common stock held by Mr. Perle, 11,000 shares issuable upon exercise of options granted to Mr. Perle under the 1994 plan and 2,000 shares issuable upon exercise of options granted under the 2004 directors’ plan.

(14)          Consists of 16,971 shares of our common stock held by Dr. Pilia, 67,100 shares issuable upon exercise of options granted to Dr. Pilia under the 1994 plan, 3,000 shares issuable upon exercise of options granted to Dr. Pilia under the 2004 equity incentive plan, and 54,167 shares issuable upon exercise of options granted to Sterling Ainsworth under the 1994 plan and subsequently transferred to Dr. Pilia.

(15)          Consists of 110 shares of our common stock held by Dr. Pollack, 9,150 shares issuable upon exercise of options granted to Dr. Pollack under the 1994 plan and 3,300 shares issuable upon exercise of options granted under the 2004 directors’ plan.

(16)          Mr. Picker joined our company in January 2007 and is not currently the beneficial owner of any shares.  He holds options to purchase 444,085 shares of our common stock, none of which is exercisable within 60 days of March 28, 2007.

(17)          Consists of 2,012 shares of our common stock held by Mr. Batt, 6,000 shares issuable upon the exercise of options granted to Mr. Batt under the 1994 plan, 4,000 shares issuable upon the exercise of options granted under the 2004 plan, 7,500 shares issuable upon the exercise of options granted under the 1998 plan and 16,921 shares beneficially owned through our ESOP plan as of December 31, 2006.

(18)          Consists of 37,416 shares of our common stock issuable upon the exercise of options granted to Mr. Larson under the 1994 plan, 3,000 shares issuable upon the exercise of options granted under the 2004 equity incentive plan and 20,666 shares beneficially owned through our ESOP plan as of December 31, 2006.

(19)          Consists of 6,153 shares of our common stock held by Mr. Link, 64,000 shares issuable upon the exercise of options granted to Mr. Link under the 1994 plan, 4,000 shares issuable upon the exercise of options granted under the 2004 equity incentive plan and 21,499 shares beneficially owned through our ESOP plan as of December 31, 2006.

(20)          Consists of shares described in the notes above, as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 27, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except as follows: one report, covering one transaction, was filed late by Martin Batt; one report, covering one transaction, was filed late by Dr. Stephen K. Carter; one report, covering one transaction, was filed late by George M. Gould; one report, covering one transaction, was filed late by Kai P. Larson; one report, covering one transaction, was filed late by Gordon H. Link, Jr.; one report, covering one transaction, was filed late by Elliot M. Maza; one report, covering one transaction, was filed late by Richard N. Perle; one report, covering one transaction, was filed late by Patricia A. Pilia; one report, covering one transaction, was filed late by Robert E. Pollack; and one report, covering one transaction, was filed late by Leonard P. Shaykin.  In addition, initial reports of ownership were filed late by Matthew J. Majoros, our corporate controller, Baker Biotech Capital III (GP), LLC, Baker Bros. Capital (GP), LLC, Baker Biotech Capital II (Z)(GP), LLC, Baker Biotech Capital III (Z)(GP), LLC and 14159 Capital (GP), LLC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation committee of our board of directors is responsible for implementing an executive compensation strategy that will aid us in achieving our goals.  To this end, the compensation committee seeks to award compensation in a manner that will motivate and reward management, while remaining consistent with our stage of development.  In addition, the compensation committee understands that compensation policies affect our ability to recruit and retain qualified employees.  To meet these objectives, the compensation committee determinates the allocation of total compensation among a mix of salary, bonus and equity incentives for each executive officer based on the criteria described below.

The Compensation Review Process

The compensation committee uses a number of criteria when determining executive compensation.  The compensation committee evaluates our performance as a company, the individual performance of the applicable executive and compensation benchmarks at comparable companies.  Historically, compensation decisions have been made in the fourth quarter of each year, and have taken into account the factors described below and our overall financial condition at such time.

Company Performance.  As a development stage biopharmaceutical company with no commercial products, our primary goal is to advance TPI 287 and any other product candidates we may develop or acquire through the clinical trial process and obtain the regulatory approvals necessary to permit it to be marketed.  Because we currently have no revenue, another important goal is to secure funding for the further development of these product candidates.  The compensation committee assesses the performance of management with respect to these goals through regular activities of our board of directors and its committees.  For example, members of the compensation committee also serve as members and chairs of committees of our board of directors, including the research and development committee, the audit committee and any ad hoc committees charged with tasks such as finance.  As such, they attend regular meetings of our board of directors and its committees and interact with persons both inside and outside of our company, including our accountants, consultants, attorneys and advisors.  Members are then able to report back to the entire compensation committee regarding the performance of management based upon their knowledge gained through these activities.  The compensation committee may at the beginning of, during, or at the end of a given year in its discretion set particular milestones related to the achievement of our goals during that year and evaluate our performance in light of such milestones.

For 2006, we achieved a number of key performance milestones that were identified by the members of the compensation committee during the course of the year, including the successful closing of our 2006 private placement, substantial progress in Phase I clinical trials and preparing for the initiation of Phase II clinical trials.  In addition to achieving these milestones, we made important advancements in process development, formulation development and discovery and preclinical development of additional drug candidates and implemented significant cost-cutting measures.  Consequently, the compensation committee believes that our progress during 2006 was consistent with the expectations of our board of directors and represents a significant achievement by management.

Individual Performance.  We would be unable to accomplish any of our corporate goals without the contributions of individual executive officers.  The compensation committee strives to motivate and reward individual contribution to our efforts and accomplishments.  It directly assesses the performance of our chief executive officer and his contribution to our activities.  For example, the compensation committee meets periodically with the chief executive officer throughout the year to discuss his and our company’s activities, goals and performance.  Additionally, the compensation committee meets in executive session to discuss the chief executive officer’s performance and compensation related to such performance.  When making executive compensation decisions for other executive officers, the compensation committee relies upon an informal performance assessment and compensation recommendation from the chief executive officer, as well as interactions members of the committee have with those officers.  After considering these factors, the compensation committee then uses its discretion in making compensation decisions.

Benchmarking.  The compensation committee reviews annually executive compensation reports, such as the Radford Biotechnology Survey published by Aon Consulting, Inc., which summarize compensation practices in the biotechnology and life sciences industries.  These reports also contain information about base salary and bonuses for comparable companies in the biotechnology and life sciences industries.  The compensation committee uses this information to assess the competitive compensation environment and to compare proposed compensation awards for our executives officers against compensation paid by other companies.

Elements of Executive Compensation

To meet the objectives for our compensation program, the compensation committee determines the allocation of total compensation among a mix of base salary, cash bonus and equity incentives for each executive officer.

Base Salary.  The compensation committee sets base salaries for our executive officers after reviewing compensation at comparable companies based on the compensation reports described above.  For 2007, base salaries for our five most highly compensated executive officers were not increased from their 2006 levels.

Bonuses.  We pay annual bonuses to our executive officers.  The annual bonuses are intended to compensate our executive officers for their performance over the past year and are awarded at the discretion of the compensation committee.  When determining the amount of an individual officer’s bonus, the compensation committee takes into account its assessment of that individual’s contribution to our efforts and achievement of corporate goals as well as our financial condition.  During 2006, the executive officers spent the majority of their time and efforts on our drug development efforts, reducing of drug manufacturing costs and obtaining financing.  Given the substantial completion of our Phase I clinical trials, the preparations undertaken to initiate Phase II clinical trials and the successful completion of our 2006 private placement, the compensation committee awarded bonuses for each executive officer who served as such during the entire year.

Equity-based Incentives.  We have a long history of granting equity-based incentives to management.  The compensation committee believes that providing management with equity incentives is an effective method to motivate them to contribute to the long-term value of our common stock.  As such, equity-based incentives align the interests of management and our stockholders and provide an incentive for future performance.  Traditionally, the compensation committee has favored stock options over other forms of equity compensation due to the more favorable tax treatment for employees.

In late 2005 and early 2006, we faced a confluence of circumstances that prompted the compensation committee to propose action with regard to both past and future stock option grants.  Most of our outstanding options were granted and priced at a time when we were focused on the paclitaxel manufacturing business, which proved to be much less profitable than anticipated.  With the approval of our stockholders, we sold the paclitaxel manufacturing business in 2003.  Since the sale, we have transitioned from a raw material manufacturer into a biopharmaceutical company focused on developing proprietary drugs.  As a result, our goals, challenges, risks and operations changed significantly.  Moreover, the trading price of our common stock decreased significantly after the sale of the paclitaxel business.  Because almost all of our outstanding stock options had exercise prices much higher than the trading price of our common stock, our stock options no longer provided significant incentive for option holders.

As a result of these circumstances, the compensation committee determined that it would be appropriate to reduce the exercise price of most outstanding stock options to an amount more likely to provide an incentive to option holders.  In addition, the compensation committee decided to establish a new equity incentive plan from which options could be granted for the benefit of employees in the future.  On February 8, 2006, our board of directors approved, subject to stockholder approval, the amendment of options held by then current directors, officers, employees and consultants under our existing equity incentive plans, provided these individuals continued to provide services to us, to reduce the exercise price of these options to $4.02, which was the average of the closing sale prices of our common stock on the NASDAQ Capital Market on the fourth through eighth trading days following our announcement that we had entered into an agreement for a private placement of our common stock.  We received stockholder approval of both the repricing and an amendment to our bylaws to permit the repricing on April 4, 2006.  While the shares issued in our 2006 private placement transaction did not vote on the repricing or bylaw amendment, our agreement with the investors in the private placement expressly permitted the repricing.

In 2006, our board of directors adopted and our stockholders approved our 2006 equity incentive plan that made available a number of shares equal to 20% of the number of shares of our common stock, calculated on a fully diluted basis, as permitted by the terms of our 2006 private placement.  The compensation committee also granted new options to purchase shares of common stock to certain of our employees, including our executive officers under our 2006 equity incentive plan.  Options granted under our 2006 equity incentive plan will fully vest and become exercisable five years after the grant date and expire ten years after the grant date.  Each option is subject to accelerated vesting based on and subject to future increases in the trading price of our common stock.  The compensation committee chose to implement this accelerated vesting arrangement so as to more closely align the interests of our stockholders and management by ensuring that management will only enjoy the benefits of vesting acceleration if the stockholders have been rewarded by an increase in the value of their shares.

We have a share retention policy that has been applicable to our key employees, executive officers and directors since 2003.  The purpose is to align more closely the interests of these persons with those of our stockholders.  In accordance with the share retention policy, these persons may not sell more than 50% of vested shares granted pursuant to an option or restricted share grant while still employed by us or serving as a director.  The policy applies to grants of options and restricted stock made after the date the policy was adopted.  The compensation committee may waive compliance with the policy if compliance would create a significant hardship for any option recipient.

Compensation of Executive Officers

Chief Executive Officer.  The compensation for Leonard Shaykin, our Chief Executive Officer, was based upon the same procedures and criteria as described above relating to executive compensation in general.  In determining Mr. Shaykin’s total compensation, the compensation committee subjectively evaluated such factors as his performance and contribution to the attainment of our corporate goals.  Our 2006 corporate goals were generally to progress in our drug development efforts related to TPI 287 and to secure significant financing to support such continued progress.  In 2006, Mr. Shaykin was primarily responsible for directing the development of TPI 287.  In addition, Mr. Shaykin was primarily responsible for locating investors and negotiating the terms of our 2006 private placement.  The compensation committee considers Mr. Shaykin’s contribution to be significant given the difficult nature of the equity markets at the time our 2006 private placement was effected and the challenges in obtaining financing for early stage biopharmaceutical companies.

The compensation committee believes that Mr. Shaykin’s contribution to our company and its activities has been and continues to be vital and substantial.  Consequently, the compensation committee awarded Mr. Shaykin a cash bonus of $350,000 for 2006.  Furthermore, the compensation committee, subject to stockholder approval, amended Mr. Shaykin’s outstanding stock options to reduce their exercise price and also granted new stock options under our 2006 equity incentive plan.  As a result of these actions, options to acquire 122,500 shares of common stock were repriced and options to acquire 1,492,112 shares of common stock were granted to Mr. Shaykin during 2006.

In determining the number of stock options to be granted, the compensation committee determined that an appropriate equity-based award to a chief executive officer for a development stage company would be structured so as to bring such executive’s fully diluted ownership within a range of 5% to 10% of outstanding shares.  Consequently, the compensation committee granted to Mr. Shaykin stock options under our 2006 equity incentive plan such that he holds directly or has the right to acquire approximately 7% of the shares of our common stock determined on a fully diluted basis.

The compensation committee has reviewed all components of our chief executive officer compensation, including salary, bonus and equity-based incentive compensation and determined that the chief executive officer’s total compensation, including any potential payouts due in the case of the severance and change-in-control scenarios discussed below, is reasonable.

Other Executive Officers.  In considering compensation for the other executive officers, the compensation committee relied on informal performance assessments by our Chief Executive Officer, interactions with the executives and recommendations from our Chief Executive Officer.  The compensation committee recognizes that our senior management team played a significant role in achieving our important milestones during 2006, particularly our successful 2006 private placement and substantial completion of our Phase I clinical trials.  The compensation committee therefore rewarded them with the bonuses and equity compensation as set forth in the Summary Compensation Table.

Severance Benefits

We have employment agreements with Mr. Shaykin, Mr. Picker, Mr. Batt, Mr. Link and Mr. Larson that provide for payments to and continuation of specified benefits for each such employee if their employment is terminated by us without cause, or by the employee for good reason.  The maximum cash amounts that would be paid to each such employee under his employment agreement in the circumstances described are as follows: Mr. Shaykin, $1,387,500; Mr. Picker, $300,000; Mr. Batt, $270,000; Mr. Link $660,000; and Mr. Larson, $605,000.  In connection with the appointment of Mr. Picker as our President, a question arose as to whether Mr. Batt’s duties changed in a way that would permit him to terminate his employment for good reason.  To resolve this issue and as an inducement to Mr. Batt to continue his employment with us until at least December 31, 2008, we amended Mr. Batt’s employment agreement to provide that the termination of the agreement by Mr. Batt at any time on or after December 31, 2008 would constitute good reason for purposes thereof and thereby entitle Mr. Batt to the receipt of his full severance benefits under his employment agreement, including accelerated vesting of outstanding stock options.

The employment agreements with Mr. Shaykin, Mr. Link and Mr. Larson also provide that in the event we undergo or anticipate a change of control, including the sale of substantially all of our assets, and either we terminate these individual’s employment without cause or the individual terminates his employment for good reason, then we must make certain payments.  Our 2006 private placement was deemed a change of control under our employment agreements with Mr. Shaykin, Mr. Link and Mr. Larson.  Each of these executives waived, subject to specified conditions, any requirement that a minimum annual bonus be paid following our 2006 private placement.  If the conditions to the waiver are not satisfied, the failure to be paid the minimum annual bonus would constitute good reason for the employee to terminate his employment and receive the benefits described above.

We terminated the employment of Patricia Pilia with our company in February 2006 without cause.  Under the terms of her employment agreement, we paid Dr. Pilia $646,250, representing 275% of her base salary, plus approximately $39,400 for accrued but unpaid salary and vacation.  We will also pay for health and other benefits for up to 18 months following termination of her employment as required by the agreement.  Dr. Pilia remains one of our directors until our 2007 annual meeting of stockholders, and she will not be standing for reelection.

A full description of the severance and change of control arrangements that we have entered into with each of our executive officers is set forth below under “Potential Payments Upon Termination or Change of Control.” We believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

Employee Benefits

We provide standard employee benefits to all of our employees.  Benefits available to executive and nonexecutive employees include health insurance, vacation, disability insurance, life insurance and participation in our 401(k) and employee stock ownership plans and employee stock option program.  The cost of participation in our benefits programs is borne partially by the employees, including executives.  The compensation committee believes that providing these standard employee benefits is necessary in order to attract and retain qualified employees.

Perquisites

We do not provide significant perquisites or personal benefits to any employees, including executive officers, and have no current plans to do so.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned during the fiscal year ended December 27, 2006, by our Chief Executive Officer, our Chief Financial Officer, our two other executive officers who were serving as such at the end of the fiscal year ended December 27, 2006 and one former executive officer.  We refer to these individuals as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Leonard P. Shaykin	2006	$370,000	$350,000	$1,066,057	(3)	$26,856		$1,812,913
Chairman of our Board and Chief Executive Officer
Martin M. Batt	2006	270,000	140,000	296,054	(4)	26,856		732,910
Senior Vice President and Chief Operating Officer
Gordon H. Link	2006	240,000	133,333	384,470	(5)	26,856		784,659
Senior Vice President and Chief Financial Officer
Kai P. Larson	2006	220,000	113,333	251,153	(6)	26,856		611,342
Vice President and General Counsel
Patricia A. Pilia	2006	75,557	__	269,394	(7)	679,208	(8)	1,024,159
Former Executive Vice President and Secretary

(1)          The amounts in the “Option Awards” column reflect the aggregate compensation cost for the fiscal year ended December 27, 2006 for stock options, including those repriced during the year, and are in each case calculated in accordance with SFAS 123(R) using the modified prospective transition method and a Black-Scholes valuation model disregarding the estimate of forfeitures related to service-based vesting conditions.  See note 1 to our consolidated financial statements included at the end of this prospectus for a discussion of assumptions made in determining the grant date fair value and compensation cost of our option awards.

(2)          Except as set forth in footnote 8 below, the amounts in the “All Other Compensation” column reflect contributions of common stock to our employee stock ownership plan valued at fair market value as of the date of the contribution for each of our named executive officers.

(3)          Includes compensation expense of $130,862 as a result of the repricing of options to acquire 122,500 shares of common stock with a weighted average exercise price per share of $42.77 held by Mr. Shaykin to an exercise price of $4.02 per share.

(4)          Includes compensation expense of $4,996 as a result of the repricing of options to acquire 21,500 shares of common stock with a weighted average exercise price per share of $16.19 held by Mr. Batt to an exercise price of $4.02 per share.

(5)          Includes compensation expense of $70,538 as a result of the repricing of options to acquire 72,000 shares of common stock with a weighted average exercise price per share of $44.65 held by Mr. Link to an exercise price of $4.02 per share.

(6)          Includes compensation expense of $38,922 as a result of the repricing of options to acquire 43,416 shares of common stock with a weighted average exercise price per share of $49.70 held by Mr. Larson to an exercise price of $4.02 per share.

(7)          Includes compensation expense of $138,138 as a result of the repricing of options to acquire 127,267 shares of common stock with a weighted average exercise price per share of $37.82 held by Dr. Pilia to an exercise price of $4.02 per share.

(8)          Includes a $646,250 severance payment, representing 275% of Dr. Pilia’s base salary, and $5,428 in reimbursement of health, disability and life insurance benefits in connection with our termination of Dr. Pilia’s employment without cause as of February 23, 2006 and $26,755 in fees paid to Dr. Pilia in her capacity as a member of our board of directors after such termination.  Dr. Pilia remains one of our directors until our 2007 annual meeting of stockholders.  She will not be standing for reelection.

Grants of Plan-Based Awards

All options granted to our named executive officers are non-qualified stock options.  The following table sets forth for the fiscal year ended December 27, 2006 information regarding grants of plan-based awards to the named executive officers.  The options were granted under our 2006 equity incentive plan, except as noted.

Grants of Plan-Based Awards

Name	Grant Date	Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Closing Sale Price on Grant Date ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)
Leonard P. Shaykin	10/5/2006	630,000		$2.10	(2)	$1.78	937,944
	4/4/2006	1,492,112		4.02	(3)	3.75	4,749,840
	4/4/2006	122,500	(4)	4.02	(3)	3.75	134,890
Martin M. Batt	10/5/2006	250,000		2.10	(2)	1.78	372,200
	4/4/2006	497,482		4.02	(3)	3.75	1,583,634
	4/4/2006	21,500	(4)	4.02	(3)	3.75	7,501
Gordon H. Link	10/5/2006	250,000		2.10	(2)	1.78	372,200
	4/4/2006	331,653		4.02	(3)	3.75	1,055,751
	4/4/2006	72,000	(4)	4.02	(3)	3.75	73,196
Kai P. Larson	10/5/2006	100,000		2.10	(2)	1.78	148,880
	4/4/2006	187,243		4.02	(3)	3.75	596,051
	4/4/2006	43,416	(4)	4.02	(3)	3.75	41,358
Patricia A. Pilia	6/22/2006	1,950		2.62	(2)	1.78	4,364
	4/4/2006	19,163		4.02	(3)	3.75	61,002
	4/4/2006	127,267	(4)	4.02	(3)	3.75	140,574

(1)          The amounts in the “Grant Date Fair Value of Option Awards” column reflect the grant date fair value of stock options during the fiscal year ended December 27, 2006, including those repriced during the year, calculated in accordance with SFAS 123(R) using the modified prospective transition method and a Black-Scholes valuation model disregarding the estimate of forfeitures related to service based vesting conditions.  See note 1 to our consolidated financial statements included at the end of this prospectus for a discussion of assumptions made in determining the grant date fair value of our option awards.

(2)          The exercise price of stock options granted on October 5, 2006, was set by the compensation committee of our board of directors at the greater of $2.10 per share or the closing sale price of our common stock in recognition of the fact that the trading price was near historic lows.

(3)          In accordance with the terms of our 2006 private placement, the exercise price of these stock options was established as the average of the closing sale prices of our common stock on the NASDAQ Capital Market on the fourth through eighth trading day following our public announcement of that transaction.

(4)          Each of these grants represents multiple stock options for each named executive officer under our 1994 long-term performance incentive plan, 1998 stock incentive plan and 2004 equity incentive plan that were repriced effective April 4, 2006 by amending the exercise price of the original options as described under “Stock Option Repricing.”

Stock Option Repricing

On February 8, 2006, our board of directors approved, subject to stockholder approval, the amendment of certain outstanding options to purchase shares of common stock under our existing equity incentive plans, including all options held by those persons who were then serving as directors and executive officers.  Our stockholders approved such amendment on April 4, 2006.  The exercise price of each repriced option was reduced to $4.02 per share as of the date of stockholder approval.  We repriced options to purchase a total of 626,568 shares of common stock outstanding under all of our equity compensation plans.  Prior to the repricing, these options had exercise prices ranging from $4.20 to $112.50.

EMPLOYMENT AGREEMENTS

Leonard Shaykin

Effective October 1, 2001, we entered into an employment agreement with Leonard Shaykin, our Chief Executive Officer.  His employment agreement provides for an initial three-year employment term that expired on October 1, 2004.  His agreement automatically renews on each anniversary of the date of the agreement for successive one-year terms unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any additional one-year term.  No such notice of termination has been given by or to Mr. Shaykin.  Pursuant to the terms of his employment agreement, Mr. Shaykin is entitled to a base salary, which may be increased (but not decreased) at the discretion of the compensation committee, an annual bonus and stock options in amounts determined from time to time by the compensation committee, and other customary benefits.

For a description of the termination and change of control provisions of Mr. Shaykin’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

Gordon Link

Effective October 1, 2001, we entered into an employment agreement with Gordon Link.  Mr. Link’s employment agreement provides for an initial two-year employment term that expired on October 1, 2003.  Mr. Link’s employment agreement automatically renews on each anniversary of the date of the agreement for an additional one-year term unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any additional one-year term.  No such notice of termination has been given by or to Mr. Link.  Pursuant to the terms of his employment agreement, Mr. Link is entitled to a base salary, which may be increased (but not decreased) at the discretion of the compensation committee, an annual bonus and stock options in amounts determined from time to time by the compensation committee, and other customary benefits.

For a description of the termination and change of control provisions of Mr. Link’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

Kai Larson

Effective October 1, 2001, we entered into an employment agreement with Kai Larson.  Mr. Larson’s employment agreement provides for an initial two-year employment term that expired on October 1, 2003.  Mr. Larson’s employment agreement automatically renews on each anniversary of the date of the agreement for an additional one-year term unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any additional one-year term.  No such notice of termination has been given by or to Mr. Larson.  Pursuant to the terms of his employment agreement, Mr. Larson is entitled to a base salary, which may be increased (but not decreased) at the discretion of the compensation committee, an annual bonus and stock options in amounts determined from time to time by the compensation committee, and other customary benefits.

For a description of the termination and change of control provisions of Mr. Larson’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

Martin Batt

On March 28, 2007, we entered into an amended and restated employment agreement with Martin Batt.  Pursuant to terms of his employment agreement, Mr. Batt is an at-will employee, and his employment may be terminated at any time with or without cause.  Mr. Batt is entitled to a base salary (which may not be less than $270,000), an annual bonus and stock options in amounts determined from time to time by the compensation committee, and other customary benefits.

For a description of the termination and change of control provisions of Mr. Batt’s employment agreement, see “Potential Payments Upon Termination or Change of Control.”

Donald Picker

On December 19, 2006, we entered into an employment agreement with Donald Picker to be effective January 2, 2007.  This agreement provides for the at-will employment of Dr. Picker as our President, and his employment may be terminated at any time with or without cause.  Dr. Picker is entitled to a base salary of at least $300,000, as well as other customary benefits.  Dr. Picker may also receive an annual bonus as awarded by the compensation committee in its sole discretion based upon his and our performance each year.  Dr Picker’s employment agreement provides for the grant of options to acquire 444,086 shares of our common stock under our 2006 equity incentive plan effective on the date he started his employment with us.  Dr Picker’s employment agreement also states our intention to grant Dr. Picker options to acquire an additional 444,086 shares, contingent upon the approval of our stockholders of an amendment to our 2006 equity incentive plan at a regularly scheduled annual meeting of stockholders authorizing the increase in the authorized shares available under the plan by at least 750,000.  Options granted to Dr. Picker on January 2, 2006 have an exercise price of $2.10 per share.  Any additional options granted to Dr. Picker pursuant to his employment agreement are to have an exercise price of the greater of $2.10 per share or the closing price of our common stock on the date stockholder approval is received.  All options granted to Dr. Picker under his employment agreement fully vest and become exercisable five years after the date of grant, subject to accelerated vesting as follows: 1/6 when the 20 trading day average of the per share closing sale prices equals or exceeds 130% of the exercise price of the option; 1/6  when such average equals or exceeds 160% of the exercise price; 1/6 when such exercise price equals or exceeds 190% of such exercise price; 1/6 when such average equals or exceeds 220% of the exercise price; 1/6  when such average exceeds 250% of the exercise price; and 1/6  when such average equals or exceeds 300% of the exercise price.

OUTSTANDING EQUITY AWARDS

The following table sets forth information regarding outstanding equity awards at December 27, 2006, for the named executive officers.

Outstanding Equity Awards at December 27, 2006

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Leonard P. Shaykin	—		630,000	(1)	$2.10	10/5/2016
	—		1,492,112	(2)(3)	4.02	4/4/2016
	13,889	(4)	11,111	(2)(4)(5)	4.02	9/2/2013
	18,750	(4)	—		4.02	6/21/2011
	18,750	(4)	—		4.02	4/16/2011
	7,194	(4)	—		4.02	9/13/2010
	4,806	(4)	—		4.02	6/27/2010
	20,000	(4)	—		4.02	8/17/2009
	8,000	(4)	—		4.02	10/5/2008
	20,000	(4)	—		4.02	3/27/2008
Martin M. Batt	—		250,000	(1)	2.10	10/5/2016
	—		497,482	(2)(3)	4.02	4/4/2016
	2,000	(4)	6,000	(2)(4)(6)	4.02	10/28/2014
	3,334	(4)	2,666	(2)(4)(5)	4.02	9/2/2013
	7,500	(4)	—		4.02	8/21/2012

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gordon Link	—		250,000	(1)	2.10	10/5/2016
	—		331,653	(2)(3)	4.02	4/4/2016
	2,000	(4)	6,000	(2)(4)(6)	4.02	10/28/2014
	6,111	(4)	4,889	(2)(4)(5)	4.02	9/2/2013
	12,500	(4)	—		4.02	6/21/2011
	12,500	(4)	—		4.02	4/16/2011
	4,797	(4)	—		4.02	9/13/2010
	3,203	(4)	—		4.02	6/27/2010
	10,000	(4)	—		4.02	7/23/2009
	5,000	(4)	—		4.02	10/5/2008
	5,000	(4)	—		4.02	3/27/2008
Kai P. Larson	—		100,000	(1)	2.10	10/5/2016
	—		187,243	(2)(3)	4.02	4/4/2016
	1,500	(4)	4,500	(2)(4)(6)	4.02	10/28/2014
	6,111	(4)	4,889	(2)(4)(5)	4.02	9/2/2013
	6,666	(4)	—		4.02	4/16/2011
	10,000	(4)	—		4.02	6/21/2011
	3,597	(4)	—		4.02	9/13/2010
	2,403	(4)	—		4.02	6/27/2010
	2,500	(4)	—		4.02	7/23/2009
	1,250	(4)	—		4.02	10/5/2008
Patricia Pilia	—		1,950	(7)	2.62	6/22/2016
	—		19,163	(2)(3)	4.02	4/4/2016
	1,500	(4)	4,500	(2)(4)(6)	4.02	10/28/2014
	6,111	(4)	4,889	(2)(4)(5)	4.02	9/2/2013
	10,000	(4)	—		4.02	6/21/2011
	10,000	(4)	—		4.02	4/16/2011
	5,995	(4)	—		4.02	9/13/2010
	4,005	(4)	—		4.02	6/27/2010
	12,500	(4)	—		4.02	8/17/2009
	6,000	(4)	—		4.02	10/5/2008
	7,600	(4)	—		4.02	3/27/2008
	1,667	(4)	—		4.02	9/2/2013
	2,500	(4)	—		4.02	4/16/2011
	5,995	(4)	—		4.02	9/13/2010
	4,005	(4)	—		4.02	6/27/2010
	20,000	(4)	—		4.02	8/17/2009
	8,000	(4)	—		4.02	10/5/2008
	12,000	(4)	—		4.02	3/27/2008

(1)          These options fully vest and become exercisable on October 5, 2011, subject to accelerated vesting as follows: 1/6 when the 20 trading day average of the per share closing sale price of our common stock equals or exceeds $2.73;  1/6 when such average equals or exceeds $3.36;  1/6  when such average equals or exceeds $3.99; 1/6 when such average equals or exceeds $4.62; 1/6 when such average equals or exceeds $5.25; and 1/6  when such average equals or exceeds $6.30.

(2)          The vesting of these options will be accelerated as follows: 1/6 when the 20 trading day average of the per share closing sale price of our common stock equals or exceeds $5.23;  1/6 when such average equals or exceeds

$6.43;  1/6 when such average equals or exceeds $7.64; 1/6 when such average equals or exceeds $8.84; 1/6 when such average equals or exceeds $10.05; and 1/6 when such average equals or exceeds $12.06.

(3)          These options fully vest and become exercisable on April 4, 2011, subject to accelerated vesting as specified in footnote 2.

(4)          Each of these grants was repriced effective April 4, 2006 by amending the exercise price of the original grant as described under “Stock Option Repricing.”

(5)          These options fully vest and become exercisable on September 2, 2008, subject to accelerated vesting as specified in footnote 2.

(6)          These options fully vest and become exercisable on October 28, 2009, subject to accelerated vesting as specified in footnote 2.

(7)          These options fully vest and become exercisable on June 22, 2007.

(8)          These options were initially granted to Sterling Ainsworth, formerly our chief executive officer, and transferred to Dr. Pilia following Dr. Ainsworth’s death in 2005.

Option Exercises and Stock Vested

For the fiscal year ended December 27, 2006, none of our named executive officers acquired any shares of our common stock by exercise of a stock option or by vesting of a stock award.

Pension Benefits

None of our named executive officers participates in or has account balances in nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that require us to make the payments described below upon termination of employment.

Leonard Shaykin

Pursuant to the terms of the employment agreement that we have entered into with Mr. Shaykin, if we terminate Mr. Shaykin’s employment without cause or Mr. Shaykin terminates his employment for good reason, Mr. Shaykin will be entitled to the following benefits: a payment equal to the greater of 100% of his prior year’s bonus or 75% of his base annual salary; a payment equal to 300% of his base annual salary; a payment equal to accrued, unpaid salary and bonus through the date of termination; and health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination.  As defined in Mr. Shaykin’s employment agreement, “good reason” includes, along with other events, our board of directors’ failure to grant, in each calendar year after a change of control occurs or is anticipated, a minimum annual bonus at least equal to the average of the three years’ prior annual bonuses, if such a failure is in anticipation of or following a change of control.  If Mr. Shaykin had been terminated without cause or resigned for good reason on December 27, 2006, Mr. Shaykin would have received from us a lump sum payment of $1,737,500, which includes Mr. Shaykin’s declared but unpaid 2006 annual bonus of $350,000, and been entitled to health and welfare benefits in an amount of up to approximately $23,000, based on the current premiums paid by us with respect to such policies as of the termination date.

The sale of our paclitaxel business to Mayne Pharma in 2003 may be deemed to have been a sale of substantially all our assets.  In connection with the sale, Mr. Shaykin provided us with a written waiver of any requirement that a minimum annual bonus be paid to him insofar as the sale of the paclitaxel business could be construed to constitute a change of control pursuant to his employment agreement.  Similarly, our 2006 private placement could also be construed to constitute a change of control.  Mr. Shaykin also has provided a written waiver to us which waives, subject to specified conditions, any requirement that a minimum annual bonus be paid to him related to the private placement.  On February 23, 2006, we amended Mr. Shaykin’s employment agreement to conform to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, and of the related proposed regulations issued by the Treasury Department.  As a result of the amendment, any payment of severance benefits to Mr. Shaykin will likely be delayed until six months and one day following his termination of employment, rather than being due immediately upon termination.

Gordon Link

Pursuant to the terms of the employment agreement that we have entered into with Mr. Link, if we terminate Mr. Link’s employment without cause or Mr. Link terminates his employment for good reason, Mr. Link will be entitled to the following benefits: a payment equal to the greater of 100% of his prior year’s bonus or 75% of his base annual salary; a payment equal to 200% of his base annual salary; a payment equal to accrued, unpaid salary and bonus through the date of termination; and health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination.  As defined in Mr. Link’s employment agreement, “good reason” includes, along with other events, our board of directors’ failure to grant, in each calendar year after a change of control occurs or is anticipated, a minimum annual bonus at least equal to the average of the three years’ prior annual bonuses, if such a failure is in anticipation of or following a change of control.  If Mr. Link had been terminated without cause or resigned for good reason on December 27, 2006, Mr. Link would have received from us a lump sum payment of $793,333, which includes Mr. Link’s declared but unpaid 2006 annual bonus of $133,333, and been entitled to health and welfare benefits in an amount of up to approximately $21,000, based on the current premiums paid by us with respect to such policies as of the termination date.

The sale of our paclitaxel business to Mayne Pharma in 2003 may be deemed to have been a sale of substantially all of our assets.  In connection with the sale, Mr. Link provided us with a written waiver of any requirement that a minimum annual bonus be paid to him insofar as the sale of the paclitaxel business could be construed as a change in control pursuant to his employment agreement.  Similarly, our 2006 private placement could be construed to constitute a change of control.  Mr. Link also has provided a written waiver to us which waives, subject to specified conditions, any requirement that a minimum annual bonus be paid to him related to the private placement.  On February 23, 2006, we amended the employment agreement with Mr. Link to conform to the requirements of Section 409A of the Code and of the related proposed regulations issued by the Treasury Department.  As a result of the amendment, any payment of severance benefits to Mr. Link will likely be delayed until six months and one day following his termination of employment, rather than being due immediately upon termination.

Kai Larson

Pursuant to the terms of the employment agreement that we have entered into with Mr. Larson, if we terminate Mr. Larson’s employment without cause or Mr. Larson terminates his employment for good reason, Mr. Larson will be entitled to the following benefits: a payment equal to the greater of 100% of his prior year’s bonus or 75% of his base annual salary; a payment equal to 200% of his base annual salary; a payment equal to accrued, unpaid salary and bonus through the date of termination; a payment equal to accrued, unpaid salary and bonus through the date of termination; and health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination.  As defined in Mr. Larson’s employment agreement, “good reason” includes, along with other events, our board of directors’ failure to grant, in each calendar year after a change of control occurs or is anticipated, a minimum annual bonus at least equal to the average of the three years’ prior annual bonuses, if such a failure is in anticipation of or following a change of control.  If Mr. Larson had been terminated without cause or resigned for good reason on December 27, 2006, Mr. Larson would have received from us a lump sum payment of $718,333, which includes Mr. Larson’s declared but unpaid 2006 annual bonus of $113,333, and been entitled to health and welfare benefits in an amount of up to approximately $21,000, based on the current premiums paid by us with respect to such policies as of the termination date.

The sale of our paclitaxel business to Mayne Pharma in 2003 may be deemed to have been a sale of substantially all of our assets.  In connection with the sale, Mr. Larson provided us with a written waiver of any requirement that a minimum annual bonus be paid to him insofar as the sale of the paclitaxel business could be construed as a change in control pursuant to his employment agreement.  Similarly, our 2006 private placement could be construed to constitute a change of control.  Mr. Larson also has provided a written waiver to us which waives, subject to specified conditions, any requirement that a minimum annual bonus be paid to him related to the private placement.  On February 23, 2006, we amended the employment agreement with Mr. Larson to conform to the requirements of Section 409A of the Code, and of the related proposed regulations issued by the Treasury Department.  As a result of the amendment, any payment of severance benefits to Mr. Larson will likely be delayed until six months and one day following his termination of employment, rather than being due immediately upon termination.

Martin Batt

Pursuant to the employment agreement that we have entered into with Mr. Batt, if we terminate Mr. Batt’s employment without cause or Mr. Batt terminates his employment for good reason Mr. Batt will be entitled to the following benefits: a payment equal to 100% of Mr. Batt’s base annual salary; and payment equal to accrued, unpaid salary through the date of termination.  In addition, Mr. Batt would be entitled to reimbursement of health insurance premiums for a maximum of 18 months following termination and accelerated vesting of his outstanding stock option awards.  As defined in Mr. Batt’s employment agreement, “good reason” includes, along with other events, the termination of the employment agreement by Mr. Batt on or after December 31, 2008.  If Mr. Batt had been terminated without cause or resigned for good reason on December 27, 2006, Mr. Batt would have received from us a lump sum payment of $270,000, received accelerated vesting of 756,148 stock options and been entitled to health insurance benefits in an amount of up to approximately $15,000, based on the current premiums paid with respect to such policy as of the termination date.

Patricia Pilia

On February 23, 2006, we gave notice to Dr. Pilia of termination of her employment without cause.  Consequently, in satisfaction of the terms of her employment agreement, we paid Dr. Pilia $646,250, representing 275% of her base salary, and approximately $39,400 for accrued but unpaid salary and vacation.  We are responsible for paying for health and certain other benefits for 18 months following termination as set forth in her employment agreement.

On March 22, 2006, we and Dr. Pilia entered into a settlement agreement in connection with the termination of her employment.  This settlement agreement provides that we will take no action to remove Dr. Pilia from her position as a member of our board of directors and will allow her to serve the remainder of her current term until our 2007 annual meeting of stockholders.  In addition, Dr. Pilia shall also continue to serve as a member of the research and development committee for the remainder of her term.  Pursuant to the settlement agreement, we agreed to compensate Dr. Pilia for her board and committee service consistent with that provided for other non-employee directors.  The settlement agreement confirms the severance and benefits payments we are required to make to Dr. Pilia following termination of her employment.  It also provides that Dr. Pilia will not be in violation of certain non-compete provisions of her employment agreement if she becomes involved in the development or marketing of paclitaxel or docetaxel; that she will not make any public disclosure designed to discourage any person from doing business with us; and that she will provide assistance for compensation in connection with actions taken by her during the period she was employed by us or served as a member of our board of directors.  The settlement agreement also provides for mutual releases by us and Dr. Pilia.

Legal Proceedings

We currently are in arbitration through the American Arbitration Association with the assignor of certain patents and patent applications relating to pharmaceutical formulations containing Vitamin E.  The arbitration began in November 2005 in Boulder, Colorado.  We licensed these patent applications in 1998.  The licensor claims that we have failed in our obligation to develop the technology and is demanding the patents be returned.  We have denied this claim and have alleged that the licensor committed fraud in inducing us to enter into the license agreement.  We are seeking unspecified damages against the licensor.

We agreed to employ Donald H. Picker, Ph.D., as our president in December 2006.  Prior to joining our company, Dr. Picker had served as Executive Vice President of Research and Development of Callisto Pharmaceuticals, Inc.  In December 2006, Callisto filed a complaint in the Supreme Court of New York, County of New York, relating to our employment of Dr. Picker.  The suit names Tapestry and two of our officers, Leonard Shaykin and Kai Larson, as defendants.  In its complaint, Callisto alleges breaches of a confidentiality agreement between Callisto and Tapestry and interference with Dr. Picker’s contractual relationship with Callisto.  Callisto seeks unspecified actual and punitive damages.  We believe these claims are without merit and we are vigorously defending against them.

Dr. Steven K. Carter, a member of our board of directors, is also a director of Callisto and was deposed in connection with this suit.  We have reimbursed Dr. Carter’s costs in connection with this deposition.

DIRECTOR COMPENSATION

Compensation of Directors

Stock Option Grants.  In January 2006, our board of directors adopted, subject to stockholder approval, our 2006 equity incentive plan.  In conjunction with the adoption of our 2006 equity incentive plan, and subject to stockholder approval, our board of directors granted options to purchase 30,000 shares of common stock to each non-employee director, totaling 180,000 shares in aggregate.  Stockholders approved our 2006 equity incentive plan and the grant on April 4, 2006.  Under our 2006 equity incentive plan, our non-employee directors are eligible to receive automatic and discretionary grants of options to purchase our common stock.  All such options are to be exercisable at an exercise price equal to the fair market value of the common stock on the date of grant and are subject to vesting.

We automatically grant options to purchase 1,500 shares of common stock to each non-employee director who either is elected or reelected as a member of our board of directors at an annual meeting of stockholders or otherwise appointed as a member of our board of directors in accordance with our bylaws.  Similarly, non-employee directors who continue service as a member of our board of directors after an annual meeting of stockholders at which such individual is not subject to re-election also receive such a grant.  In each case, the automatic grant occurs on the business day next following each such annual meeting or appointment.

Non-employee directors who serve as the chairs of our committees receive an additional automatic grant of stock options each year.  Specifically, we automatically grant options to purchase 1,500 shares of common stock to the chairs of the audit, compensation, nominating and corporate governance and research and development committees of our board of directors, effective on the business day next following our annual meeting of stockholders.

Non-employee directors who serve on our research and development committee receive an automatic grant to purchase 1,000 shares of common stock upon their initial appointment to the committee.  Non-employee directors who continue to serve on the committee after an annual meeting of stockholders automatically receive an additional grant to purchase 450 shares of common stock.

Other Compensation.  We pay to non-employee directors $3,000 for each regular board of directors meeting and $500 for each special board of directors meeting attended.  In addition, we pay directors serving on committees of our board of directors (other than the research and development committee) for attendance at each committee meeting as follows: $1,000 for the committee chair and $500 for non-chair committee members.  We pay members of the research and development committee $2,500 for attendance at research and development committee meetings that are not held concurrently with regularly scheduled meetings of our board of directors.  We also reimburse directors for costs incurred in attending meetings of our board of directors and its committees.  We pay non-employee directors an annual retainer of $10,000, payable quarterly, the chair of the audit committee an additional annual retainer of $10,000, and the co-chairs of the research and development committee an additional annual retainers $40,000 per year.

The following table sets forth for the fiscal year ended December 27, 2006 information with respect to the compensation paid to all of our non-employee directors:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Stephen K. Carter, M.D.	66,000	19,229	85,229
George M. Gould, Esq.	29,500	22,746	52,246
Arthur P. Hayes, Jr., M.D.	34,500	30,918	65,418
Elliot M. Maza	41,000	23,349	64,349
Richard N. Perle	26,500	30,075	56,575
Patricia A. Pilia, Ph.D.(2)	26,755	10,969	37,724
Robert E. Pollack, Ph.D.	68,000	31,954	99,954

(1)          The amounts in the “Option Awards” column reflect the aggregate compensation cost to the Company for the fiscal year ended December 27, 2006 for stock options, including those repriced during the year, and are in each case calculated in accordance with SFAS 123(R) using the modified prospective transition method and a Black-Scholes valuation model disregarding the estimate of forfeitures related to service based vesting conditions.  See note 1 to our consolidated financial statements included at the end of this prospectus for a discussion of assumptions made in determining the grant date fair value and compensation cost of our option awards.  The table below sets forth each option award by director and the full grant date fair value of each award granted or repriced.

Director	Grant Date	Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Award ($)
Stephen K. Carter, M.D.(a)	6/22/2006	1,500		$2.62	$3,357
	4/4/2006	30,000		4.02	95,499
	4/4/2006	4,350	*	4.02	1,153
George M. Gould, Esq.(b)	6/22/2006	3,000		2.62	6,714
	4/4/2006	30,000		4.02	95,499
	4/4/2006	6,000	*	4.02	967
Arthur P. Hayes, Jr., M.D.(c)	6/22/2006	1,950		2.62	4,364
	4/4/2006	30,000		4.02	95,499
	4/4/2006	12,750	*	4.02	11,072
Elliot M. Maza (d)	6/22/2006	3,000		2.62	6,714
	4/4/2006	30,000		4.02	95,499
	4/4/2006	4,000	*	4.02	263
Richard N. Perle (e)	6/22/2006	1,500		2.62	3,357
	4/4/2006	30,000		4.02	95,499
	4/4/2006	13,000	*	4.02	12,031
Patricia A. Pilia, Ph.D.(f)	6/22/2006	1,950		2.62	4,364
	4/4/2006	19,163		4.02	61,002
Robert E. Pollack, Ph.D.(g)	6/22/2006	3,000		2.62	6,714
	4/4/2006	30,000		4.02	95,499
	4/4/2006	12,450	*	4.02	12,314

*                 Each of these grants represents multiple stock options for each director that were repriced effective April 4, 2006 by amending the exercise price of the original options as described under “Stock Option Repricing.”

(a)          As of December 27, 2006, Dr. Carter held options to purchase 4,350 shares of our common stock that were exercisable, options to purchase 1,500 shares that fully vest and become exercisable on June 22, 2007 and options to purchase 30,000 shares that fully vest and become exercisable on April 4, 2011, subject to accelerated vesting as follows:  1/6 when the 20 trading day average of the per share closing sale price of the common stock equals or exceeds $5.23;  1/6 when such average equals or exceeds $6.43;  1/6 when such average equals or exceeds $7.64; 1/6 when such average equals or exceeds $8.84;  1/6  when such average equals or exceeds $10.05; and 1/6 when such average equals or exceeds $12.06.

(b)         As of December 27, 2006, Mr. Gould held options to purchase 6,000 shares of our common stock that were exercisable, options to purchase 3,000 shares that fully vest and become exercisable on June 22, 2007 and options to purchase 30,000 shares that fully vest and become exercisable on April 4, 2011, subject to accelerated vesting on the same basis as options granted to Dr. Carter as specified in footnote (a) above.

(c)          As of December 27, 2006, Dr. Hayes held options to purchase 12,750 shares of our common stock that were exercisable, options to purchase 1,950 shares that fully vest and become exercisable on June 22, 2007 and options to purchase 30,000 shares that fully vest and become exercisable on April 4, 2011, subject to accelerated vesting on the same basis as options granted to Dr. Carter as specified in footnote (a) above.

(d)         As of December 27, 2006, Mr. Maza held options to purchase 4,000 shares of our common stock that were exercisable, options to purchase 3,000 shares that fully vest and become exercisable on June 22, 2007 and options to purchase 30,000 shares that fully vest and become exercisable on April 4, 2011, subject to accelerated vesting on the same basis as options granted to Dr. Carter as specified in footnote (a) above.

(e)          As of December 27, 2006, Mr. Perle held options to purchase 13,000 shares of our common stock that were exercisable, options to purchase 1,500 shares that fully vest and become exercisable on June 22, 2007 and options to purchase 30,000 shares that fully vest and become exercisable on April 4, 2011, subject to accelerated vesting on the same basis as options granted to Dr. Carter as specified in footnote (a) above.

(f)            For information about options held by Dr. Pilia, see the “Outstanding Equity Awards at December 27, 2006” table above.

(g)         As of December 27, 2006, Dr. Pollack held options to purchase 12,450 shares of our common stock that were exercisable, options to purchase 3,000 shares that fully vest and become exercisable on June 22, 2007 and options to purchase 30,000 shares that fully vest and become exercisable on April 4, 2011, subject to accelerated vesting on the same basis as options granted to Dr. Carter as specified in footnote (a) above.

(2)          Dr. Pilia served as our Executive Vice President and Secretary until February 23, 2006, when her employment was terminated without cause.  Dr. Pilia continued to serve as a member of our board of directors after such termination.  Her term expires at our 2007 annual meeting of stockholders, and she will not be standing for reelection.  All compensation for Dr. Pilia for fiscal 2006, including for her service as a director after the termination of her employment is reflected in the summary compensation table.  The amounts in this table reflect compensation only for her service as a director.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Review and Approval of Conflicting Activities

Our written Code of Ethics and Business Conduct, or our Code, governs situations where conflicts of interests arise, including related-person transactions.  In particular, it states that no employee shall, directly or indirectly, engage in, or have any interest, financial or otherwise, in any other business enterprise which interferes or is likely to interfere with the employee’s independent exercise of judgment in our company’s best interest.  Under our Code, a conflict of interest exists when an employee is involved in an activity:

•                  the operations of which are in conflict with a present or prospective activity of our company, including research and development;

•                  which provides products or services directly to, or purchases products or services from, our company;

•                  which subjects the employee to unreasonable time demands that prevent the employee from devoting proper attention to his or her responsibilities to our company;

•                  which is so operated that the employee’s involvement with the outside business activity will reflect adversely upon our company; or

•                  other situations in which the interest in question is such as to bring it within the area of potential conflict of interest.

In such situations, our Code requires our officers to seek authorization from the audit committee prior to entering into any related-person transaction.  Material related-person transactions that are approved by the audit committee and that involve any officer or director are also to be publicly disclosed as required by applicable law.

Pursuant to our Code, non-employee members of our board of directors may have various business, financial, scientific or other relationships with existing or potential collaborators, suppliers or competitors.  Any actual or potential conflicts of interest relating to any of these relationships of our non-employee directors that have been disclosed to our board of directors shall not be considered violations of our Code.  However, if our board of directors affirmatively determines that any such relationship is inconsistent with the director’s responsibilities, it shall so advise the director and the director shall terminate the relationship as promptly as practical.

CERTAIN RELATED-PERSON TRANSACTIONS

Transactions with Regulus Pharmaceutical Consulting, Inc.

Patricia Pilia, Ph.D., a member of our board of directors, is a consultant with Regulus Pharmaceutical Consulting, Inc., which provides regulatory consulting services to us.  Dr. Pilia holds an option entitling her to purchase up to 10% of the outstanding stock of Regulus, subject to vesting requirements.  As compensation for consulting services provided to us, we paid Regulus $65,000 during 2006.  Dr. Pilia did not provide any of the consulting services referred to above.

Registration Rights Agreement

In connection with our 2006 private placement, we entered into a registration rights agreement in which we agreed to make the requisite filings with the SEC to achieve and substantially maintain the effectiveness of a registration statement covering shares sold in the private placement, as well as shares underlying warrants issued in this private placement.  If we fail to maintain effectiveness of that registration statement through as late as April 6, 2013, subject to our right to suspend use of the registration statement in certain circumstances, we will have to pay liquidated damages to investors in an amount equal to 1.5% of the amount invested by them for each 30 day period during which the registration statement should have been effective.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our executive officers, our current and former directors and certain of our employees, in addition to the indemnification provided for in our bylaws.  These agreements, among other things, provide that we indemnify these individuals for any and all expenses, including attorneys’ fees, judgments, witness fees, fines, penalties and amounts paid or incurred in connection with settlement incurred by such individuals in any action or proceeding arising out of their services as our director, executive officer or employee, or as a director, executive officer, or employee of any other company or enterprise to which the individual provides services at our request.

Stock Option Grants to Executive Officers

As of April 2007, our Compensation Committee granted options to our executive officers as follows:

Executive Officer	Options granted as of April 2007
Donald H. Picker	444,086

These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant.  These options expire ten years from the date of grant and vest five years from the date of grant, subject to accelerated vesting as follows: 1/6 when the 20 trading day average of the per share closing sale price of our common stock equals or exceeds 130% of the exercise price of the option; 1/6 when such average equals or exceed 160% of the exercise price; 1/6 when such average equals or exceeds 190% of the exercise price; 1/6 when such average equals or exceeds 220% of the exercise price; 1/6 when such average equals or exceeds 250% of the exercise price; and 1/6 when such average equals or exceeds 300% of the exercise price.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tapestry stockholders will be “householding” our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301 or contact Kai P. Larson at 303-516-8500.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Kai P. Larson

Kai P. Larson

Secretary

May 11, 2007

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, for the fiscal year ended December 27, 2006 is available without charge upon written request to: Tapestry Pharmaceuticals, Inc., Attn: Corporate Secretary, 4840 Pearl East Circle, Suite 300W, Boulder, Colorado 80301.  Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

ANNUAL MEETING OF STOCKHOLDERS OF

TAPESTRY PHARMACEUTICALS, INC.

June 7, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND

PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.					Election of Directors: (to serve until 2010 Annual Meeting)

☐					FOR THE HONORABLE RICHARD
N. PERLE

☐					WITHHOLD AUTHORITY FOR
THE HONORABLE RICHARD n.
PERLE

			FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Audit Committee of the Board of Directors of Grant		☐	☐	☐
Thornton LLP as independent auditors of the Company for the fiscal year ending
January 2, 2008.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TAPESTRY PHARMACEUTICALS, INC.

Common Stock

For the annual Meeting of Stockholders to Be Held on June 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leonard P. Shaykin and Gordon H. Link, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of Tapestry Pharmaceuticals, Inc. (the “Company”) to be held on June 7, 2007, at 9:00 a.m. local (Mountain) time at the Courtyard Boulder, 4710 Pearl East Circle, Boulder CO 80301, and any adjournments or postponements thereof, and to vote there all the shares of common stock, held of record by the undersigned at the close of business on May 1, 2007, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

Shares will be voted as specified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR AND FOR APPROVAL OF PROPOSAL 2. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

(Continued and to be signed on the reverse side)